Electric Monitoring No. 4401162009B00465

Transfer Contract for State-owned Construction Land Use Right

Formulated by Ministry of Land and Resources of the People's Republic of China and State Administration for Industry and Commerce of the People's Republic of China

Contract No.: SGDCH440116-2009-00024

Transfer Contract for State-owned Construction Land Use Right

Parties to this Contract:

Transferor: Bureau of Land Resources and Housing Management of Guangzhou Municipality

Correspondence address: 193 Haoxian Road, Guangzhou, 510030

Tel: 83334718

Fax: 83331307

Bank: ______________________

A/C.: ______________________

Transferee: Guangzhou Kelida Intelligent Control System Co., Ltd.

Correspondence address: Room 301, 6 Lianhuayan Road, Science City, Guangzhou Hi-tech Industrial Development Zone, 518103

Tel: 0755-81180868

Fax: 0755-61180880

Bank: ______________________

A/C.: ______________________

Chapter I General Provisions

Article 1 In accordance with the *Real Right Law of the People's Republic of China*, the *Contract Law of the People's Republic of China*, the *Law of Land Administration of the People's Republic of China*, the *Law of the People's Republic of China on Administration of the Urban Real Estates*, relevant administrative regulations and rules on land supply policies, the Parties enter into this Contract in the principles of equality, free will, compensation and good faith.

Article 2 The ownership of the Transferred Land vests in the People's Republic of China. Transferor can only assign the state-owned construction land use right to Transferee in accordance with laws. The resources and objects buried thereunder shall not be covered in this transfer scope.

Article 3 Transferee has the right to possess, use and seek proceeds from the Land owned by the state, which Transferee obtains the right to use construction land, and shall be entitled to construct buildings, fixtures and their auxiliary facilities on the Land.

Chapter II Delivery of Transferred Land and Payment of Transfer Price

Article 4 The registered number of the land parcel under this Contract is: SDK-B-8, with a total area of twelve thousand one hundred and forty-three point one five eight square meters (12,143.158 ㎡), of which, the area of the Transferred Land is twelve thousand one hundred and forty-three point one five eight square meters (12,143.158 ㎡).

The Transferred Land under this Contract is located at North to Kaiyuan Avenue, Guangzhou Development Zone and Southwest to Yonghe Tunnel Front.

The ichnographic boundaries of the Transferred Land under this Contract: /___________________________________. Please see the Sketch of Ichnographic Boundaries of the Transferred Land (Appendix 1).

The vertical limits of the Transferred Land under this Contract are to take __/_______ as its upper limit while to take __/_______ as its lower limit, with the altitude difference of __________________ meters. Please see the Sketch of Vertical Limits of the Transferred Land (Appendix 2).

The spatial extent of the Transferred Land refers to the closed space formed by the above-said boundary points posed by the vertical plane and the upper and lower elevation level.

Article 5 The use purpose of the Transferred Land under this Contract is for industrial use.

Article 6 Transferor agrees to deliver the Transferred Land to Transferee prior to November 5, 2009. Transferor agrees that the Transferred Land shall satisfy the following land conditions stipulated in **Paragraph 2** of this clause upon delivery.

1. To level the Land and make it meet the conditions of: ___________; the infrastructure around the Land shall include: _____________

2. Current Status: the Transferred Land is leveled and satisfies the conditions for road, water supply, rain discharge, sewage discharge, telecommunication and power supply.

Detailed information may be specified in Appendix 4.

Article 7 The use term of the state-owned construction land use right under this Contract is **50** years, calculated from the date when the Transferred Land is delivered

according to the Article 6 of this Contract. In case of application for completion of the formalities on state-owned construction land use right which is previously allotted (or leased), the use term shall be calculated from the date when the Contract is signed.

Article 8 The transfer price for the state-owned construction land use right under this Contract is seven million two hundred and ninety thousand yuan only (RMB7,290,000), six hundred yuan thirty-three fen only (RMB600.33) per square meter.

Article 9 The advance deposit for the Transferred Land under this Contract is seven hundred and thirty thousand yuan only (RMB730, 000). The advance deposit shall be regarded as one part of the payment for the transfer price.

Article 10 Transferee agrees to pay the transfer price for the state-owned construction land use right according to Paragraph 1 of this clause:

1. The transfer price for the state-owned construction land use right shall be paid up on a lump-sum basis within 60 days after this Contract is signed.

2. The transfer price for the state-owned construction land use right shall be paid in installments according to the following schedule and amount.

In the even that the transfer price for the state-owned construction land use right is paid in installments, Transferee agrees to pay interests to Transferor. When the second installment and each installment thereafter are paid according to payment schedule, the interests shall be paid based on the interest rate published by the People's Bank of China on the date when the first installment occurs.

Article 11 After paying up the transfer price for the land parcel in accordance with this Contract, Transferee may apply for the Certificate of State-owned Construction Land Use Right Transfer by presenting this Contract and payment receipt of the transfer price.

Chapter III Development, Construction and Utilization of the Transferred Land

Article 12 Transferee agrees the investment intensity to develop the Transferred Land under this Contract shall be subject to the criteria stipulated in Paragraph 1 of this clause:

1. Where the Transferred Land under this Contract is used for construction of industrial projects, Transferee agrees the fixed assets invested in the land under this Contract are not less than the approved amount or the amount put on file, _________ yuan only (RMB _____________) and the investment intensity is not less than ____ yuan only (RMB _____________) per square meter. The investment of fixed assets to the Transferred Land under this Contract shall include buildings, fixtures and their auxiliary facilities as well as the transfer price.

2. Where the Transferred Land under this Contract is used for construction of non-industrial projects, Transferee guarantees the total investment to the Transferred Land under this Contract is not less than ___________ yuan only (RMB _____________).

Article 13 New buildings, fixtures and their auxiliary facilities established by Transferee on the Transferred Land under this Contract shall satisfy the planning conditions for the Transferred Land stipulated by the municipal (county) planning administrations. (Please see Appendix 3), of which

nature of the main building: use for construction of factory building of electronic machinery and equipment manufacture industry, as well as necessary auxiliary and supporting facilities;

nature of the auxiliary buildings: use for construction of factory building of electronic machinery and equipment manufacture industry, as well as necessary auxiliary and supporting facilities;

total construction area 30,357.89 square meters.

floor area ratio (FAR) is not more than 2.50 not less than 1;

building height limitation: 25 meters

building density is not more than 55% not less than 35%;

ratio of green space is not more than 20% not less than ______________;

other requirements for land use: see Appendix 3: Plot Planning and Design Conditions.

Article 14 Transferee agrees to develop the Transferred Land under this Contract according to **Paragraph A** of this clause:

A. The Transferred Land under this Contract is used for construction of industrial projects. In accordance with the planning and design conditions determined by the planning departments, within the boundaries of the Transferred Land under this Contract, the land used for office buildings and life & service facilities shall not be more than 7% of the total area of the Transferred Land, that is, not more than _______ square meters, and the construction area shall not be more than 3,035.78 square meters. Transferee agrees not to build unproductive facilities on the Transferred Land under this Contract, including residential packages, experts' floor, hotel, guest house or training center etc.

B. The Transferred Land under this Contract is used for construction of residential projects. In accordance with the planning and construction conditions

stipulated by the planning and construction departments, within the boundaries of the Transferred Land under this Contract, the total number of apartments shall not be less than ____suites, of which the apartments with the construction area of less-than 90 square meters shall not be less than _____ suites. Within the boundaries of the Transferred Land under this Contract, the land area used for developing apartments under 90 square meters shall not less than _____% of the total area of the Transferred Land. In case the economically affordable housing and low-rent housing are developed within the boundaries of the Transferred Land under this Contract, Transferee agrees to do according to Method __/ of this Paragraph upon completion of the construction.

1. to transfer to local government;

2. to be purchased by the local government;

3. to implement relevant administrative regulations on construction and sales of economically affordable housing;

4. ______________________/__________________________

Article 15 Transferee agrees to construct the following necessary facilities within the boundaries of the Transferred Land under this Contract, and voluntarily transfer to the government upon completion of construction: __________/_________

Article 16 Transferee agrees that the construction projects on the Transferred Land under this Contract shall commence prior to May 5, 2011 and complete prior to November 5, 2011.

In the event that the commencement of construction needs to be deferred, Transferee shall submit the application for deferral to Transferor 30 days in advance. After the deferral of commencement is approved by Transferor, the date of completion shall be deferred accordingly. But the deferral shall not exceed more than one year.

Article 17 During construction on the Transferred Land under this Contract, where water supply, gas supply, sewage disposal and other facilities need to be connected with the main pipelines outside of the Transferred Land, interface and connection of transformer substation, Transferee agrees to make disposal according to relevant rules.

Transferee agrees the entering, passing and crossing of any kind of pipelines laid by the government for public purposes. However, in the case where the land use functions are affected, the government or relevant departments operating public utilities shall make reasonable compensations.

Article 18 Transferee shall utilize the Land according to the purpose and plot ration stipulated in this Contract. Any alteration to land-use purpose and plot ration is prohibited. Within the transfer term, where the land use purpose needs to be altered, the Parties agree to make disposal according to **Paragraph B** of this clause:

A. Transferor shall withdraw the construction land use right with compensation to Transferee;

B. To go through the approval formalities of altering the land use purpose in accordance with laws, to sign an alteration agreement on the state-owned construction land use right transfer or sign a new contract on the state-owned construction land use right transfer. Transferee shall make a supplementary payment for the balance between the evaluated market price of the construction land use right with the new purpose and the evaluated market price of the construction land use right with the previously approved purpose. The evaluated market price shall subject to the time when the alteration of the land use purpose is approved. The registration of altering the land use right shall be undertaken.

Article 19 Within the use term of the Transferred Land under this Contract, the government reserves its right to adjust the planning of the Transferred Land under this Contract. In case the original planning needs to be modified, it shall not affect the existing buildings on the transferred land parcel. But if the transformation, renovation and rebuilding of the buildings, fixtures and their auxiliary facilities on the Transferred Land within its use term, or in case of application for renewal of the Contract upon expiration of use term, the adjusted planning shall prevail.

Article 20 Transferee shall utilize the state-owned construction land use right in accordance with law. Transferor shall not withdraw before the use term in this Contract expires. Under special circumstances, where Transferor needs to withdraw the state-owned construction land use right for the purpose of social public interests before expiration of use term, approval formalities shall be needed in accordance with laws. Transferor shall compensate Transferee according to the value of buildings, fixtures and their auxiliary facilities on the Transferred Land at the time of withdrawal; the evaluated market price of the remained use term of the state-owned construction land use right; and the evaluated direct loss arising from the withdrawal.

Chapter IV Transfer, Lease and Mortgage of the State-Owned Construction Land Use Right

Article 21 After paying up the transfer price for the state-owned construction land use right in accordance with this Contract and obtaining the Certificate for the Use of State-owned Land, Transferee is entitled to transfer, lease or mortgage all or part of the state-owned construction land use right to a third party. Where the first transfer occurs, it shall meet the conditions stipulated in **Paragraph A** of this clause:

A. Investment in and development of the Transferred Land shall be made according to this Contract, and 25% or more of total investment shall have been completed;

B. Investment in and development of the Transferred Land shall be made according to this Contract, and the Transferred Land has formed an industrial land or satisfies the conditions for other construction purposes.

Article 22 Contracts for transfer, lease and mortgage of the state-owned construction land use right shall not violate state laws and regulations and the provisions of this Contract.

Article 23 Where all or part of the state-owned construction land use right is transferred, the rights and obligations specified in this Contract and in the land registration documents shall be transferred accordingly. The use term of the transfer contract for the Transferred Land is the remainder of the use term specified in this Contract minus the period in which Transferee has used the land.

Where all or part of the state-owned construction land use right is leased, the rights and obligations specified in this Contract and in the land registration documents shall be still assumed by Transferee.

Article 24 Where the state-owned construction land use right is transferred or mortgaged, the Parties to the transfer and mortgage shall apply for registration of changes for the land use right at the land and resources administrative department by presenting this Contract, contract on transfer or contract on mortgage, and the Certificate for the Use of State-owned Land.

Chapter V Expiration of Use Term

Article 25 When the use term specified in this Contract expires, and the land user continues using the Transferred Land under this Contract, an application for renewal shall be submitted to Transferor shall be submitted at least one year prior to

expiration of the use term. Transferor shall approve the renewal unless Transferor needs to take back the Transferred Land under this Contract for the purposes of social and public interests. With respect of the construction land use right for residential purpose, when the use term expires, it shall be renewed automatically. When Transferor agrees on the renewal, the land user shall handle the compensable land-use formalities in accordance with laws. The compensable land use contract on assignment or lease shall be signed again. The transfer price or rental shall be paid.

Article 26 If the use term of the Transferred Land expires and the land user applies for renewal, but Transferor refuses for the purpose of social and public interests, the land user shall return back the Certificate for the Use of State-owned Land. The cancellation of registration for the state-owned construction land use right shall be undertaken in accordance with regulations. The state-owned construction land use right shall be taken back by Transferor without compensation. With respect of the buildings, fixtures and their auxiliary facilities on the Transferred Land under this Contract, Transferor and the land user agree to conduct according to **Paragraph A** of this clause:

A. Transferor shall take back the above-ground buildings, fixtures and their auxiliary facilities on the Transferred Land, and give reasonable compensation to the land user based on the residual value of these buildings, fixtures and their auxiliary facilities at the time of taking back.

B. Transferor shall take back the overground buildings, fixtures and their auxiliary facilities on the Transferred Land without compensation.

Article 27 If the use term of the Transferred Land expires, the land user fails to apply for renewal, the land user shall return back the Certificate for the Use of State-owned Land. The cancellation of registration for the state-owned construction land use right shall be undertaken in accordance with regulations. Transferor shall take back the state-owned construction land use right without compensation. The overground buildings, fixtures and their auxiliary facilities on the Transferred Land shall be taken

back by Transferor without compensation. The land user shall guarantee the normal functions of the overground buildings and other objects thereon. Deliberate destructions are not allowed. Where the overground buildings, fixtures and their auxiliary facilities lost their normal functions, Transferor may request the land user to remove or dismantle the overground buildings, fixtures and their auxiliary facilities to restore the leveled ground on the Transferred Land.

Chapter VI Force Majeure

Article 28 Either of the Parties shall exempt from responsibility in case when force majeure occurs, all or part of this Contract cannot be implemented. But the concerned party shall take any necessary remedial measures to reduce the losses caused by the force majeure. The concerned party shall not be exempted from responsibilities when force majeure occurs during delay of performance.

Article 29 When force majeure occurs, the prevented party shall notify the other party in written form by mail, cable or fax within 7 days to provide the detailed information of the events, and within 15 days after the occurrence of force majeure, a valid document for evidence shall be provided to the other party to explain its inability to implement or delay the execution of all or part of this Contract.

Chapter VII Default Liability

Article 30 Transferee shall pay on schedule the transfer price of the state-owned construction land use right according to the terms of this Contract. If Transferee fails to pay on schedule the transfer price of the state-owned construction land use right, the daily penalty to Transferee is to pay to Transferor 1 ‰ of the deferred payment starting from the first day after exceeding the time limit. If Transferee fails to pay the transfer price of the state-owned construction land use right after 60 days, and

neglects Transferor's urges for payment, Transferor has the right to terminate this Contract, and Transferee has no right to request Transferor to refund the advance deposit. Transferor may claim damages against Transferee.

Article 31 If Transferee terminates its investment and construction on the Transferred Land for any reason whatsoever attributable to Transferee, and proposes to Transferor to request to terminate the contract and return back the Transferred Land, Transferor shall report for approval to the government which approves the land right use transfer plan. After approval, Transferor shall, according to the following agreements, refund all or part of the transfer price of the state-owned construction land use right (without interest) except for the advance deposit determined in this Contract, and withdraw the state-owned construction land use right. All the established buildings, fixtures and their auxiliary facilities within the boundaries of the Transferred Land shall not be compensated while Transferor may request Transferee to remove or dismantle the established buildings, fixtures and their auxiliary facilities to restore the leveled ground. But if Transferor is willing to take advantage of the established buildings, fixtures and their auxiliary facilities within the boundaries of the Transferred Land, Transferor shall make reasonable compensation to Transferee.

A. Where Transferee makes an application to Transferor not less than 60 days before one year expires after the commencement date of construction determined in this Contract, Transferor shall refund all the paid transfer price of the state-owned construction land use right except for the advance deposit.

B. Where Transferee makes an application to Transferor at least 60 days before expiration of the second year after the commencement date of construction determined in this Contract passes more than one year but less than two years, Transferor shall refund the remainder of the transfer price for the state-owned construction land use right after the advance deposit and the charges for idle land are deducted in accordance with regulations.

Article 32 If the Transferred Land is left unused for more than one year but less than two years for any reason whatsoever attributable to Transferee, Transferee shall pay the charge for idle land in accordance with laws. If the construction on the Transferred Land doesn't commence, resulting in the land left unused, for more than two years, Transferor has the right to take back the state-owned construction land use right without compensation.

Article 33 Where Transferee fails to commence construction on the date stipulated herein or the other deferred date approved hereunder, for each day delayed, Transferee shall pay the penalty at a daily rate of 1‰ of total transfer price for the stated-owned construction land use right to Transferor, Transferor shall have the right to require Transferee to perform the Contract continually.

Where Transferee fails to complete construction on the date stipulated herein or the other deferred date approved hereunder, for each day delayed, Transferee shall pay the penalty at a daily rate of 1‰ of total transfer price for the stated-owned construction land use right to Transferor.

Article 34 Where total investment amount in fixed assets of the Project, investment intensity and total amount of development and investment are not up to the agreed standards herein, Transferor may require Transferee to pay the penalty according to proportion of actual balance to agreed total investment amount and investment intensity, at the same rate of the transfer price for the state-owned construction land use right, and to require Transferee to perform the Contract continually.

Article 35 Where plot ratio, building density or any other index in connection with the Land under the Contract is lower than the minimum standard agreed herein, Transferor may require Transferee to pay the penalty according to the proportion of actual gap to agreed minimum standard, at the same rate of the transfer price for the state-owned construction land use right, and to require Transferee to perform the Contract continually. Where plot ratio, building density or any other index in connection with the Land under the Contract is higher than the maximum standard agreed herein, Transferor shall have the right to take back the area exceeding the agreed maximum standard, to require Transferee to pay the penalty according to the

proportion of actual gap to agreed standard, at the same rate of the transfer price for the state-owned construction land use right.

Article 36 Where ratio of green space of the industrial construction project, proportion of areas for internal administrative office and living service supplies, floor area of internal administrative office and living service supplies and any other index exceeds the agreed standard herein, Transferee shall pay the penalty at 200‰ of the transfer price to Transferor and remove relevant virescence and building facilities at its own cost.

Article 37 When Transferee pays the transfer price for the state-owned construction land use right according to the Contract, Transferor must deliver on schedule the Transferred Land according to the Contract. Where Transferee extends the occupation period of the Land under the Contract as a result of Transferor's failure to provide the Land on schedule, for each day delayed, Transferor shall pay Transferee the penalty at a daily rate of 1‰ of the transfer price for the state-owned construction land use right. Use term of the Land shall be calculated as of the date of actual delivery of the Land. Where Transferor delays in delivery more than 60 days and still cannot deliver the Land even if Transferee notifies, Transferee shall have the right to rescind the Contract, and Transferor shall refund double advance deposit and refund the remainder of the transfer price for the state-owned construction land use right. In addition, Transferee may claim for losses against Transferor.

Article 38 Where Transferor fails to deliver the Land on schedule or the Land delivered cannot meet the land conditions specified herein, or Transferor changes the land use conditions unilaterally, Transferee shall have the right to require Transferor to perform its obligations at the specified conditions and compensate for all losses to Transferee arising from delay in performance. Land use period shall be calculated from the date when the agreed land conditions are satisfied.

Chapter VIII Applicable Law and Dispute Settlement

Article 39 Execution, effectiveness, interpretation and performance of the Contract, as well as dispute settlement, shall be governed by the laws of the People's Republic of China.

Article 40 Any dispute arising from performance of the Contract shall be settled through negotiation between the Parties; where negotiation fails, the dispute concerned shall be settled according to Paragraph 2 of this clause:

1) to submit _____ Arbitration Committee for arbitration;
2) to bring a lawsuit with the court.

Chapter IX Supplemental Provisions

Article 41 Plans for transfer of the Land hereunder has been approved by Guangzhou Economic and Technical Development Zone Administrative Committee. The Contract shall take effect with signatures of the Contract.

Article 42 Either party hereto warrants that name, correspondence address, phone number, fax number, bank, agent and other information completed in the Contract are true and valid. Either party who changes such information shall notify the other party in writing within 15 days as of the date of change; otherwise, the changing party shall be responsible for failure to issue notice in time arising therefrom.

Article 43 The Contract and its appendixes contain 23 pages totally. Chinese version shall prevail.

Article 44 Price, amount, area and other items under the Contract shall be expressed both in string number and in Arabic numerals. In case of conflicts between two expressions, the string number shall prevail.

Article 45 Any matter uncovered herein may be specified as appendixes, which shall have equal legal force with the Contract.

Article 46 The Contract shall be in ten copies with equal legal force, two for either party.

Supplemental Clauses

Total investment amount in the Land may not be less than USD14 million and the registered capital of the Project may not be less than USD14 million.

Transferor (seal): Land Transfer Contract Seal of Bureau of Land Resources and Housing Management of Guangzhou Municipality

Legal representative (authorized agent) (signature): Mo Guohong

Transferee (seal):

Legal representative (authorized agent) (signature):

Dated on November 12, 2009

Appendix 1

Plane Boundary Marker of Transferred Land

Land Transfer Contract Seal of Bureau of Land Resources and Housing Management of Guangzhou Municipality

开源大道　Kaiyuan Avenue

Point Form (Six Points in Total)		
Serial No.	Coordinate X (m)	Coordinate Y (m)
1	344-5.008	65826.717
2	34470.219	65753.074
3	34414.564	65702.298
4	34385.925	65671.317
5	34312.818	65737.848
6	34362.547	65789.981
Segmentalarc Form		
Area Form		
Land Area		12143.158 square meters
Net Area		12143.158 square meters

SDK-B-8 Plot Planning Red Line Map

Scale: 1: _______

Appendix 2

Vertical Limits of Transferred Land

上界限高程：upper limit height

高程起算点：starting point

下界限高程：lower limit height

采用的高程系：adopted elevation system:

比例尺： scale: 1: _______

Appendix 3

Planning Conditions

1. Land purpose: M2 industrial land; it may be used for constructing factory building of electronic machinery and equipment manufacture industry, as well as necessary auxiliary and supporting facilities, and may not build any dormitory and leisure entertainment facility or be used for other purposes.
2. Location: north to Kaiyuan Avenue, Guangzhou Development Zone and southwest to Yonghe Tunnel Front (topographic map No. 32-62-8, 32-62-12).
3. Total land area: 12,143.158 square meters (net land area).
4. Requirements for planned technological and economic indexes:
   1) building density: 35-55% (calculated based on net land area, same as below);
   2) plot ratio: 1.0 -2.5 (when floor height of a building is more than 8 meters, the floor area shall be calculated double for the purpose of calculation of plot ratio);
   3) floors: no more than 6 floors; building height: no more than 25 meters;
   4) ratio of green space: no more than 20%;
   5) proportion of areas for administrative office and other non-productive auxiliary facilities to total land area of the Project may not exceed 7%, and proportion of floor area thereof to total floor area may not exceed 10%.
5. Building setback from red line and building interval:
   1) building setback: from south red line: at least 10 meters, and from other sides: at least 6 meters; level interval of building setback from 220kv overhead power transmission line: at least 18 meters; in case of necessary security room, it shall be set back from red line at least 5 meters; others shall be subject to the requirements of architectural design codes and fire protection codes.
   2) building interval: subject to the provisions on building interval of *Guangzhou Urban Planning and Management Technical Standards and Guidelines* and existing Chinese architectural design codes and fire protection codes.

6. Architectural design: piecemeal buildings or fixtures shall be avoided as far as possible on the side near municipal road. Shapes and styles of buildings shall coordinate with neighboring environment. Transferee shall pay attention to elevation effects of the building sides facing municipal roads (especially, the side of main roads. Pipes of air-conditioner, drainage and ventilation shall be shaded and may not be exposed on exterior walls.
7. Vertical design: to be determined with reference to elevations of the rodes around the Land and in terms of elevations of leveled land, considering earthwork balance in the Land and paying attention to vertical connection with plots around the Land. When conditions for rain discharge within the Land is satisfied, project lands around the Land may not be affected. Differences in elevation between the factory buildings and external municipal lands must be connected at the green slope in the Land.
8. Entrance and exit: one automobile entrance & exit shall be set up at north side of the planning road (net width no more than 12 meters). Distance between the exit and crossing of municipal road, and that between it and harbor-shaped bus stop, shall meet relevant regulations. Detailed location shall avoid street lamps and other urban utilities.
9. Parking space: at the standard at least 1 space per 1000 square meters of floor area (for calculation of plot ratio) in terms of demands for production and offices.
10. Fence wall: if necessary, fence wall shall be built in the low, translucent and beautiful principles, with height not more than 1.6 meters (solid part may not be higher than 0.25 meter, with reference to the base point of the elevation of the top of exterior municipal slope); base of the fence wall may not go beyond the red line of the Land. Large tall broad-leaved trees shall be planted once every 5 meters in the wall, and climbing plants shall be planted along the basement of the wall. When submitting planning scheme, Transferee shall provide effect drawings and detail drawings. After the planning scheme is approved, permanent fence wall shall be reported for construction.

11. The following documents shall be submitted when the planning scheme is reported for approval: planning & design blueprint (including general plot plan, green space planning plan, elevation planning plan, road traffic system planning plan, pipeline comprehensive balance diagram, plan view and elevation drawing of single building), planning manual, planning effect drawing (including color graph of general site planning, overlooking effect drawing and effect drawing of main elevation of buildings) and relevant electronic documents of the aforesaid paper documents (*.dwg, *.doc, *.jpg).
12. Any matter uncovered herein shall be subject to pertinent state, provincial and municipal rules and regulations.

Appendix 4

Supporting Conditions

1. Roads, Drainage and Sewage Discharge

Roads shall be available at least to the main exists of Transferee's land. Municipal water and sewage pipeline user's manholes shall be berried near terminal drainage manholes within red line of Transferee's land. Costs incurred to Transferee from construction of traffic project and connection of terminal drainage manholes with municipal pipeline user's manholes within the red line shall be for the account of Transferee. Costs for removal of pipelines of water, electricity, street lamps, drainage and telecommunication as a result of traffic project shall be for the account of Transferee.

2. Water Supply

After executing the Contract, Transferee shall go through the procedures for water declaration as soon as possible with the water supply management center of the Development Zone.

Permanent water supply: water supply pipes shall be connected to Transferee's general water meter. Water supply facilities prior to registration of general water meter shall be invested by Transferor, and those after registration of general water (including general water meter group) shall be invested by Transferee.

Temporary water supply: the water supply facilities out of the red line of Transferee's land shall be invested by relevant functional department under the Development Zone Committee and those within the red line shall be invested by Transferee.

3. Power Supply

As of the date of the Contract, Transferee shall apply for permanent use electricity to the power supply bureau as soon as possible. If Transferee uses specific transformer, Transferee shall submit the power supply plan approved by the power supply bureau

to the Planning Bureau of the Development Zone, and relevant functional authority of the Development Zone Committee shall lay single circuit 10 KV cable to the knife into the line of terminal blocks of user's high-pressure chamber. Transferee may use and manage the cable laid.

Transferee shall be solely responsible for construction-use electricity. As of the date of the Contract, Transferee may apply for subsidy up to RMB150,000 to Enterprise Construction & Service Bureau of Guangzhou Development Zone.

4. Telecommunication

If Transferee's users apply for telephone, with the approval of Telecommunication Branch of the Development Zone, branch lines will be distributed from the telecommunication pipelines of the road network nearest to Transferee. Distributing box for telephone will be set up at the branch box.

Transferee shall invest in construction of the telecommunication line between distributing box for telephone (included) to Transferee's site, and Transferee owns the assets thereof.

5. Land Leveling and Delivery

Transferor shall deliver the Land to Transferee after leveling it according to the planning requirements.

6. Land management bureau of the Development Zone will, together with Transferee, verify boundary markers of the Land according to the red line map within thirty days after the Contract is signed. Costs for setting up boundary markers shall be for the account of Transferee. Transferee must protect properly boundary markers and may not make any unauthorized change. In case of damage to boundary markers or change in the places thereof, Transferee shall report in time the land administrative authority of the Development Zone and request for re-burial, and the costs incurred therefrom shall be for the account of Transferee.

Transferee shall take effective measures (including setting up permanent wall) to protect the Land and to prevent private digging, illegal discharge of muck or garbage. Transferee shall arrange the drainage system of the site reasonably to avoid adverse effects from soil erosion upon adjacent plots and municipal public utilities. Otherwise, Transferee shall be fully responsible for private digging, illegal discharge of muck or garbage, earth loss or sedimentation with respect to the Land.